Exhibit 13.14

 Energy Hunter Resources, Inc.  Company OverviewAugust 2017

 Energy Hunter Resources, Inc. has filed an offering statement on Form 1-A relating to its securities with the Securities and Exchange Commission but it has not yet become qualified. You may obtain a copy of the most recent version of the offering statement containing the preliminary offering circular with the following link: https://www.sec.gov/Archives/edgar/data/1679073/000156761917001647/0001567619-17-001647-index.htm. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No securities may be sold, and no offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A, until an offering statement is qualified by the U.S. Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.  2  Legal Disclaimer

 This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, ”projects”, “forecasts”, “proposes”, “should”, “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this presentation are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. The identification in this presentation of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. Energy Hunter has no history of operations and has not yet acquired or developed any proved oil or gas reserves.All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: The success of the company’s exploration and development efforts; the price of oil, gas and other produced gasses and liquids; the worldwide economic situation; changes in interest rates or inflation; the ability of the company to transport gas, oil and other products; the ability of the company to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company’s capital costs, which may be affected by delays or cost overruns; cost of production; environmental and other regulations, as the same presently exist or may later be amended; the company’s ability to identify, finance and integrate any future acquisitions; and the volatility of the company’s stock price.RESERVE/RESOURCE DISCLOSUREThe Securities & Exchange Commission (“SEC”) permits oil and gas reporting companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions of such terms. The Company is not an SEC reporting company. In this presentation, the Company sometimes refers to broader, less precise terms when characterizing reserve estimates, such as “resource potential”, “recoverable reserves” and “estimated ultimate recovery”, or “EUR”, which the SEC does not permit to be disclosed in SEC filings and are not intended to conform to SEC filing requirements. These estimates are by their nature more speculative than those that would be disclosed in an SEC filing and thus are subject to substantially greater uncertainty of being realized. These estimates as well as any PV-10 estimates contained herein are based on internal estimates, are not reviewed or reported upon by any independent third party, and are subject to ongoing review. Actual quantities recovered will likely differ substantially from these estimates. Factors affecting ultimate recovery of reserves include the scope of our actual drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices (including prevailing oil and gas prices), availability of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, field spacing rules, actual recoveries of oil and natural gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates, and other factors. These estimates may change significantly as the development of properties provides additional data.Reserve data is presented in barrels of oil equivalent, or “BOE”, amounts. A conversion ratio of one BOE to six thousand cubic feet (“Mcf”) of gas, or one barrel (“Bbl”) of oil is used, based on an energy content correlation.   3  Important Notices

 Offering summary

 Offering Summary  5  Issuer    Energy Hunter Resources, Inc.        Issue    Regulation A+ Initial Public Offering        Listing    NASDAQ Capital Market (“NASDAQCM”)Symbol: “EHR”        Offering Size(1)    [ ]MM shares at $[ ]/sh (midpoint of $[ ]-[ ] price range), plus 15% over-allotment        Shares Outstanding (Post Offering)    [ ]MM, or [ ]MM assuming full exercise of over-allotment        Use of Proceeds    Cash payment component of San Andres acquisition, repayment of promissory notes, drilling capital and general corporate purposes        Underwriters    Stifel and FBR Joint Book RunnersNorthland Capital Markets, Drexel Hamilton, and Coker Palmer  Subject to Regulation A+ maximum offering size limit of $50 million

 Energy Hunter overview

 Energy Hunter Resources (“EHR”) has assembled an experienced Management and Technical Team, led by Gary C. Evans, to acquire and develop properties within some of the most prolific resource plays in the United States   7  Energy Hunter – Overview      Business Objectives  Basin Focus  Acquisitions and development projects in prolific basins that are profitable in today’s environmentLeverage Management’s industry network to obtain early access to dealflow   Target niche, smaller deals that are generally overlooked by larger buyers Utilize Management’s knowledge and operational experience in target basins to optimize returnsOperate with little to no leverage   South Texas: 162 Net AcresKarnes CountyAustin ChalkEagle Ford ShaleUpper Eagle Ford Lower Eagle Ford  New Mexico  Texas        Permian: 9,413 Net AcresNorthwest Shelf (Working Interest)San AndresP1, P2 & P3ROZMidland Basin (Royalty Interests)Spraberry – Upr & LwrWolfcamp – A, B, C & D

 Energy Hunter – Investment Highlights  Opportunity to invest early stage in a proven management team with a track record of value creationCEO has successfully built, operated and monetized a public E&P company – creating $2.1 billion of value in the processAdditionally, while at Magnum Hunter Resources, CEO was responsible for midstream infrastructure buildout of Eureka Hunter Pipeline which was valued at $1.0 billion(1)With the right leadership, the current cyclical low represents an opportune time to acquire E&P assets and build a meaningful position in key US oil and gas basinsInitial assets located in highly economic and proven Permian San Andres and Eagle Ford Core 9,413 net acres recently under contract in Cochran Country in the Northwest Shelf of the Permian Basin; acreage package is substantially delineated by vertical production and is morphing into a low cost / high rate horizontal play 162 net acres owned in the heart of the Eagle Ford Shale, where third party operators are generating attractive returns at today’s commodity prices. First well drilled and awaiting completion – expected August / September 2017Highly efficient operator with experience successfully executing in the Eagle Ford and Permian Management team has previously delivered a 1.8x+ return on capital over a three-year period in target areasVast knowledge base enables nimble approach to starting-up and scaling operations while maintaining low overheadLeverage Management’s extensive network to identify attractive assets before they come to marketEvaluate and bid on non-marketed opportunities - before they ever reach a data room or auction processDeal flow comes from non-traditional sources and industry contactsTarget “niche”, smaller transactions in proven basinsTarget smaller acreage blocks to garner interest of larger competitors and strategic biddersOpportunities must be profitable at prevailing strip pricesFew independent E&P companies have been disciplined enough to stay on the sidelines when Permian land prices skyrocketed  8  Source: 1DerrickValuation based on Morgan Stanley Infrastructure acquisition of 6.5% of Eureka Hunter Holdings for $65 million

 Energy Hunter – Recent Events  Energy Hunter Acquires 9,413 Net Acres in the San Andres Oil Play of the Permian Basin – July 13, 2017Purchase agreement to acquire from Lubbock Energy Partners, LLC in a transaction valued at approximately $22.6 millionEnergy Hunter Appoints Deirdre Sanborn as Vice President of Finance and Business Development – April 5, 2017Energy Hunter Resources Receives New Capital Commitment of $3.0 Million - April 5, 2017Proceeds earmarked for working capital and spudding of first horizontal wellCompany Spuds First Well Located in Karnes County, the Most Productive County in the State of Texas – April 2, 2017Gap Band #2H has been drilled and production casing run. Well is currently waiting on completionHoward County Mineral Rights - Operator Has Commenced Drilling Three Wells, Two of Which are Now Completed – January 23, 2017All three wells drilled under Energy Hunter existing mineral rights.  Estimated value creation to-date is 2-3x original investment made last year  9

 10  Energy Hunter – Board of Directors  Founded Magnum Hunter Resources Inc. (MHR 1.0) in 1985, and served as Chairman & CEO until its sale to Cimarex Energy (Symbol: XEC) in 2005, overseeing the growth of a company he started with an initial $1,000 investment into a ~$2.1 billion saleMost recently served as Chairman & CEO of Magnum Hunter Resources Corp. (MHR 2.0), which he led from $0.35/sh. upon joining the Company to $9.16/sh. at its peak before the 2014 crash in commodity pricesFounded midstream gas gathering company Eureka Hunter Holdings in 2010; current estimated value ~$1 billion  Gary C. EvansChairman of the Board & CEO  Senior partner of McClaugherty & Silver, P.C., a full service law firm located in Santa Fe, New MexicoPracticed law for 40 years. Has a Martindale-Hubbell rating of AV Pre-eminent for more than 20 yearsPrior to founding McClaugherty & Silver P.C., served as Managing Partner of the Santa Fe office of Kemp, Smith, Duncan & Hammond, and, earlier, of Rodey, Dickason, Sloan, Akin & Robb Received a BBA with Honors from the University of Texas in 1973 and a JD with Honors from the University of Texas School of Law in 1976  Joe L. McClaughertyLead Director  30-year veteran in the pharmaceutical industry. Built and developed new markets in the U.S., Japan & AfricaAt Cadila Pharmaceuticals in 1995, Dr. Modi charted a multi-pronged approach for the corporate growth of that company, one of the largest privately-owned pharmaceutical companies in India.Dr. Modi presently holds a Ph.D. in Biological Science from the University of Michigan, Ann Arbor, a M.Sc. in Biochemical Engineering from University College, London and B.Tech. in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay, India.  Rajiv I. Modi, Ph.D.  Currently serves as the Chief Executive Officer of Zion Oil & Gas, Inc. (“Zion”) (NYSE: ZN)From 2003 through 2010, Mr. Carrillo served as a statewide elected commissioner on the Texas Railroad Commission, overseeing the Texas oil and gas sector.Currently serves on the Advisory Board of the Maguire Energy Institute at Southern Methodist University and on the board of directors of the Texas-Israel Chamber of Commerce.  Victor G. Carillo

 11  Energy Hunter – Management  Financial expert with 25 years of experienceServed as executive director of investment banking and senior relationship manager at UBS Investment BankFrom 1997 to 2009, Sanborn was the director of corporate lending and senior relationship manager at Fortis Bank in Dallas, TexasFrom 1992 to 1997, Sanborn served as a credit analyst in the capital markets department at Citicorp N.A..   Deirdre SanbornInterim CFO, VP of Finance & Business Development  28+ years of exploration and development experience in major U.S. basinsMost recently served as EVP of Exploration for MHR 2.0, where he was in charge of the exploration and development of the Eagle Ford propertiesPreviously President and Director of Sharon Resources, Inc., which was acquired by MHR 2.0 in 2009 as their entry point into the Eagle Ford Shale play  H. C. Kip FergusonEVP Exploration/ Development  Certified Public Accountant with 30+ years of accounting, finance, risk management, and financial reporting Co-founder & CEO of WG Consulting, a full-service consulting firm focused on the energy industryPreviously held managing positions at SVP Advisors and Sirius LLP, both financial consulting firmsPreviously served as Partner-in-Charge of Deloitte & Touche’s Gulf Coast Energy Practice  Roger BurksConsulting Advisor  30+ years of experience in oil and gas, with an emphasis on leases, land and legal mattersPreviously SVP of Land for MHR 2.0 where he served as land manager for their Eagle Ford assets, assembled, developed and sold under his oversightOversaw the acquisition, due diligence and divesture of over $1 billion of leases and wellsExperience in all facets of field operations and management over the course of his career  Brian BurgherSVP Land  20+ years of experience in geology and operations across EHR’s target areas Previously served in MHR 2.0 Eagle Ford operation team that successfully executed the grassroots development of the Gonzales/Lavaca acreage that sold for $401 millionPreviously held positions with Anadarko, Sharon Resources and New Standard Energy  Jason WilsonManager of Geology

 Goal is to acquire the “best of the best” at an attractive priceManagement actively assesses deal flow in targeted plays to find attractive acquisition opportunities with the objective of generating the highest IRR with the lowest geologic riskKey Points Considered:Go where you know Stick to areas where Management has prior operating history and expertise Focus on Permian and Eagle Ford Target smaller bite size acquisitions Operators no longer require a large acreage position to be successfulBetter full cycle economics typically achievable on acquisitions of smaller, less publicized assetsLook for attractive base-case returnsProject must be profitable in a low commodity price environment Run acquisition and project level rate of return analyses at current strip pricing“Not all rock is the same” Even within well-known unconventional plays, there’s significant differentiation in rock/reservoir qualityLook for assets in areas near the end of the development cycle with significant offsetting dataFully developed infrastructure with service deploymentExisting market infrastructure and deployed service companies are essential for operational success   12  Energy Hunter – Asset Evaluation Criteria

 13  Energy Hunter – Basin Economics Comparison  Breakeven Oil Prices (WTI, $/Bbl): U.S. Onshore Resource Plays  Sources: December 19, 2016 Credit Suisse report titled: Energy in 2017; March 22, 2017 Forbes article titled: Upside Surprise: Oil Superstar Permian Keeps DeliveringNote: Assumes $3.00 / MMBtu Gas Price; 12m avg. NYMEX as of 8/10/2017  Energy Hunter’s target areas (Permian San Andres & Eagle Ford) have some of the lowest break-evens of all U.S. resource and conventional plays      12m avg. NYMEX: $50.11/bbl  “a San Andres well can achieve breakeven when oil is as low as $29 per barrel”David Williamson – Founding Partner, Monadnock Resources

 SAN ANDRES – Permian  Asset Overview

 15  San Andres – Asset Overview  Energy Hunter has entered into a definitive agreement to purchase core San Andres producing assets of Lubbock Energy Partners (LEP)LEP currently has producing leases that are all held by production (HBP) in the Southeast corner of Cochran County, Texas located within the Slaughter-Levelland San Andres oil field which has been heavily delineated by vertical production and is now re-emerging as a horizontal unconventional playPublicly traded companies have targeted the San Andres as a horizontal redevelopment play and the market has attributed high implied acreage valuations to the play (Ex. Ring Energy (REI)Numerous private equity-backed private companies are also actively accumulating large acreage positions and executing redevelopment programs within the San Andres (Ex. Element (Arclight), Henry & Monadnock (Kayne Anderson), Steward (NGP), Riley (Yorktown), Elk Meadows (TPH), Elk River (Quantum))Energy Hunter’s PositionWorking Interest : 100% WI / ~79% NRICurrent acreage :  9,413 Net Acres Approximately 160 wells (91 producers / 40 SWD)OOIP Recovery : Primary/limited Secondary Production (under-produced as compared with offset leases) Multi-Bench Target Zones : San Andres P1/P2/P3/ROZCurrent Production : ~80 Bopd with immediate rework potential to increase to ~150 BopdLease status : 100% held by production down to the base of the San Andres – Deep Rights OpenExisting Infrastructure : tank batteries, full-field electricity, gathering, field operations, injection pumps, SWD wells, LACT meter connection to Phillips 66 Pipeline providing direct sales capabilities  Operator Map  Asset Highlights        Source: 1Derrick    Energy Hunter Resources, Inc

   16  San Andres – Geology and Stratigraphy  Modified From: Porosity Distribution in San Andres Formation (Permian), Cochran and Hockley Counties, Texas: AAPG Bulletin, v. 70, p. 888-897.   The San Andres has been one of the most prolific producing areas of the Permian Basin with estimated oil in place exceeding 100 billion barrelsOver the past 50 years, 12 billion barrels of oil have been recovered representing 40% of total Permian production over the periodEstimated primary recoveries of ~10% with ample opportunity for new generation drilling techniques, secondary and tertiary recoveryThe formation is found at shallow depths of ~5,000 TVD and ranges in gross thickness from 700’ to 1,500’ with multiple productive zones Energy Hunter plans to target the P1/P2/P3 zones as well as the Potential Residual Oil Zone (ROZ)Shallow targets provide for significantly decreased well costs (~$2.4 million CWC)Carbonates including calcite and sucrosic dolomite primarily comprise the reservoirsReservoirs of the Northern Shelf are within porous zones in the lower part of the San Andres (Guadalupian) Formation below the regional “Pi” correlation marker bed. Hydrocarbon traps are both structural and structural/stratigraphic in nature. The Slaughter and Levelland fields are likely the result of both structural drape over the buried Abo Reef Trend and stratigraphic facies changes as one moves to the northwest

 17  Analogy to HZ Activity within the immediate Cochran County Area and ongoing re-development of San Andres fields in Yoakum and Gaines Counties. The numerous companies drilling within the SA demonstrates the viability & scale of this revitalized play concept. Low Completion Risk: Multiple historical vertical producers from the P-1, P-2, & P-3 zones located across the acreage and throughout the area demonstrate the reservoir is productive and holds tremendous undeveloped oil reserves. Offset Horizontal Analog: There are several excellent nearby offset horizontal analogs that demonstrate the uplift in rates and EUR’s to be expected with horizontal completions within the San Andres reservoir. Economic Value: The San Andres has one of the lowest cost of entry of any current West Texas horizontal play and delivering a premium IRR%.   San Andres – Northwest Shelf Horizontal Activity      Shallow Development/Low Costs: San Andres development estimated at ~$2.4 MM CWC. San Andres at ~5,200’   Source: Company Reports, Energy Hunter Resources

 18  San Andres – Drilling Inventory & Well Placement  Working Interest : 100% WI / ~79% NRICurrent acreage : 9,413 Net Acres 31 identified horizontal locationsLateral lengths from 4000’ to 7000’ (Average 6000’ lateral) Multi-Bench Target Zones : San Andres P1/P2/P3Current Vertical Production : ~80 Bopd with immediate rework potential to increase to ~150 BopdInjector wells for reservoir pressure maintenance / waterflood already in placeExisting Infrastructure : tank batteries, full-field electricity, gathering, field operations, injection pumps, SWD wells  Horizontal Potential

 KEY PROJECT ASSUMPTIONS  San Andres #1H TC  Gross Reserves (High / Exp MBO)  432 / 263  Complete Well Cost ($000s)  $2,425  Working Interest  100%   Net Revenue Interest  ~79%  Severance Tax (Oil % / Gas %)  4.6% / 7.5%  Ad Valorem Tax (% Rev)  2.5%  Fixed LOE ($/Mo.)  $5,000 For 36 Months (sub pump)$3,000 terminal (beam pump)  Water Op Cost ($/Bbl) (1)  $.10  Artificial Lift Capital Cost (2)  $125,000  Oil Price Differential  ($4.00)  Gas Price Differential  ($0.25)  MMBtu/Mcf  1.30  Land Position (net)  9,413 acres  Well Spacing (ft)  ~1,500  Average Lateral Length (ft)  6,000  Frac staging  24 stages @ 250’ spacing  19  San Andres – Illustrative Single Well Economics  Parameter Assumptions:  30-day IP (High / Exp BO/d)  268 / 167   Initial Decline (Oil)  43.0% / 44.95%  B Factor  1.2 / 1.1  Dmin  8%  Horizontal San Andres Type Curves  Source: Company EstimatesAssumes 10-15% water cutAssumes 2 yrs from IP

 San Andres – Permitting and Historical Activity  20    Source: DrillingInfo as of July 16, 2017(1) Data filtered to show companies that have more than two active horizontal well permits in the San Andres reservoir, with the status of At Total Depth, Drilling, Permitted, and Pending(2) Graph excludes operators with a single active permit  Regional Map of San Andres Horizontal Drilling Permits (1)  San Andres Horizontal Drilling Permits (Permian Wide), Since 2012 (2)  San Andres Horizontal Drilling Permits (Yoakum and Cochran) since 2016  Total Measured Depth Less than 6,000 ft. More than 6,000 ft.

 San Andres – Offset Horizontal Well Performance  21  Operator: Silver Creek RscsWell Name: WYATT EARP - 1H6 Mo. Production(1): 188 BOEDFirst Production: November 2014  Operator: Silver Creek RscsWell Name: CALAMITY JANE - 1H6 Mo. Production(1): 191 BOEDFirst Production: November 2015  Operator: ApacheWell Name: DEAN C S `A` - 266H6 Mo. Production(1): 362 BOEDVintage: July 2014  Operator: ApacheWell Name: DEAN C S `A` - 264H6 Mo. Production(1): 232 BOEDFirst Production: April 2011  Source: DrillingInfoNormalized to 6,000’ Horizontal Length. Total Depth less Vertical Depth used as proxy for lateral length    Operator: Element PetroleumWell Name: RockRidge #1H(Initial flowback, waiting on results)  Operator: Element PetroleumWell Name: The Sheriff is Near #3H(Initial flowback, waiting on results)    Operator: Element PetroleumWell Name: Candygram For Mongo Unit 49-50 #2H(Spud January 2017, waiting on results)    Operator: Element PetroleumWell Name: Heddy Lamarr Unit 08-03 #3H(Spud December 2016 , waiting on results)    Operator: Element PetroleumWell Name: The Waco Kid Unit 02 #2H(Spud January 2017 , waiting on results)

 1H 2017  2016  2H 2015  1H 2015  22  San Andres – Market Reception  Ring Energy (REI) has Outperformed Delaware Basin Peers by ~50%  Sophisticated Investors Accumulating Acreage Positions in the San Andres – Trend is Accelerating  2013-2014  Aug 13’  Jan 15’  Feb 15’  May 15’  Aug 15’  Sept. 15’  Sept 15’  Oct 15’  Nov 15’  Oct 15’  Nov 15’  Dec 15’  Dec 16’  Dec 15’  Dec 15’  Dec 15’  Feb 16’  Mar 16’  Mar 16’  Apr 16’  May 16’  May 16’  Jun 16’  Jun 16’  Jul 16’  Jul 16’  Oct 16’  Jul 16’  Sept 16’  Sept 16’  Apr 16’  Jun 16’  Sept 16’  Oct 16’  Oct 16’  Dec 16’  Dec 16’  Dec 16’  Dec 15’  Jan 17’  Feb 17’  Apr 17’  Source: 1DerrickNote: Midland Focused Group includes: CPE, FANG, LPI, PE, and RSPP; Delaware Focused Group includes: CDEV, CXO, MTDR, REN, and WPX; Mid-Con Focused Group includes: CLR, GST, JONE, NFX, and SD; Rockies Focused Group includes: BBG, BCEI, SRCI, and XOG; Bakken Focused Group includes: HK, NOG, OAS, QEP, and WLL; Eagle Ford Focused Group includes: CRZO, LNR, PVAC, SBOW, SEA, and SN; Appalachia Focused Group includes: AR, COG, ECR, EQT, GPOR, REXX, RICE, and RRC

 23  San Andres – REI Price Targets Imply Additional Upside  Broker 1  “It’s been just over one year since we published our industry report titled “The Hz San Andres: Likely at a Pivot Point, In our View”. And in our opinion, the pivot has been to the successful side. Our view is based on the strong well completions that have been recorded over the last 12 months. The play has been very active, with approximately 130 wells drilled during the last 12 months”  Broker 1  “As of 6/30/2017, there were 330 wells operated by 39 companies that were permitted, drilling or producing in both plays, with approximately 136 wells permitted, drilling or completed in the northern play and 193 wells permitted, drilling or completed in the southern play”  Broker 2  “REI expects to complete the initially planned 22 horizontal CBP wells in August/September. Based on results to date and its increased inventory, REI indicated it is unlikely to slow down the program”  Broker 3  “The low cost of Ring’s shallow San Andres wells coupled with production that has surpassed our early estimates give rise to stronger than expected returns even at today’s slightly lower commodity deck”  Broker 4  “In our view, the REI story continues to become more compelling as we raise our growth expectations in-line with an expected finalized CapEx increase in the coming weeks or months”  Source: Wall Street ResearchStock Price as of 8/9/2017  Select Broker Commentary  Broker Estimates Imply ~32% Upside

 South Texas – Eagle Ford asset overview

   Approx. 162 gross (162 net) acres located in the heart of the Eagle Ford Shale (EFS) along the Edwards trend in Karnes County, TX. Karnes county is the top crude oil producing county in the State of Texas by volumeEagle Ford Shale is one of the most prolific liquids producers in the U.S. and is the largest producer of tight oil, accounting for 30% of total U.S. tight oil production(1)First well successfully drilled with 4,000’ lateral. Waiting on completion (scheduled for August/September 2017).9 wells (7 Eagle Ford; 2 Austin Chalk) can be drilled across the Gap Band UnitTotal net Eagle Ford Shale recoverable reserves could be ~3.24 MMBOE(2) Adjacent producers include: ConocoPhillips, EOG Resources and Marathon Oil  25  Eagle Ford – Initial Asset Portfolio Overview    Karnes - EFS  For the twelve-month period ended June 30, 2016Estimated based on 3 proved, 2 probable wells as per NSAI June 14, 2017 reserves report plus 2 additional EFS wells. Estimates per NSAI report dated June 14, 2017 . Assumes 5 wells drilled and utilizes SPE definitions and guidelines and 5-31-17 NYMEX Strip Pricing.Sources: Energy Information Administration of U.S. Department of Energy (“EIA”), Wood Mackenzie and Wall Street Research  Projected Economics(3)        Initial Drilling:   5 wells  CAPEX per Well (MM$)  $4.90  Net 2P Reserves:Oil:Gas:  2,139 MBOE1,323 MBbl4,895 MMcf

 26  Eagle Ford – Asset Base Summary  Estimated Reserves  Present Worth  Net 2P Reserves: 2,139 MBOE  NSAI report dated June 14, 2017. Assumes 5 wells drilled and utilizes SPE definitions and guidelines and NYMEX strip pricing as of 5-31-17.Estimated based on 3 proved, 2 probable wells as per NSAI June 14, 2017 reserves report plus 2 additional EFS wells estimated by the company.  Reserve Profile(1)  PV-10 (MM$): $15.4  Purchased Karnes County acreage for $1.1MM in July 2016 Received PV-10 value of proved and probable reserves of $15.4MM per NSAI reserve report(1) Reserve report evaluated 5 of the 7 total potential Eagle Ford drilling locations. No Evaluation of the Austin ChalkBased on the 7 total drilling locations identified in the Upper and Lower Eagle Ford, total net recoverable reserves could be 3.24 MMBOE(2)

   Operator: ConocoPhillipsWell Name: A. Vaughn Unit A6 Mo. Production: 977 BOEDFirst Production: May 2014  Eagle Ford – Offset Well Performance  27  Source: DrillingInfoNormalized to 6,000’ Horizontal Length  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 9H6 Mo. Production: 895 BOEDVintage: July 2014  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 7H6 Mo. Production: 799 BOEDVintage: July 2014  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 8H6 Mo. Production: 819 BOEDVintage: July 2014  Operator: MarathonWell Name: REYNOLDS GAS UNIT 1 - 6H6 Mo. Production: 779 BOEDVintage: July 2014  Operator: ConocoPhillipsWell Name: Moy Unit A-36 Mo. Production: 828 BOEDVintage: Jan 2016  Operator: ConocoPhillipsWell Name: MOY UNIT A - 26 Mo. Production: 770Vintage: Feb 2016  Operator: ConocoPhillipsWell Name: Moy Unit A-56 Mo. Production: 689 MBOEDVintage: Jan 2016

 28  Eagle Ford – Individual Well Economics  Gap Band  Single Well Economics(1,3)  NSAI estimates for wells drilled after the initial 3 (which hold a carried interest), utilizing SPE definitions and guidelines Assumes 06-31-2017 NYMEX Strip pricingGas held at $2.50/mmbtu for flat price decksExcludes abandonment costs  Compelling projected returns in today’s commodity price environment  KEY PROJECT ASSUMPTIONS  Gap Band    Gross Probable Reserves (MBO)    419  Complete Well Cost ($000s)     $4,875(1,4) (8/8)  Working Interest    93.75% First Production; 87.5% Pay Out  Net Revenue Interest    70.31% First Production;65.63% Pay Out  Severance Tax (Oil % / Gas %)    4.6 / 7.5  Ad Valorem Tax (% Rev)    3.5%  Fixed LOE ($/Mo.)    $15,300 First Production$7,300 terminal  Oil Op Cost ($/Bbl)    $1.00  Oil Price Differential    ($2.00)  Gas Price Differential    ($0.25)  MMBtu/Mcf    1.15  Land Position (gross)    162 acres  Well Spacing (ft)    +500  Average Lateral Length (ft)    4,000  Frac staging    22 stages @ 180’ spacing  # of wells as per NSAI / as per EHR    5 / 7  Parameter Assumptions(1,2):  30-day IP (Gross) (BOE/d)  924  EUR (Gross) (MBOE)  677  NPV (10%) (M$)  4,966  Payout (years)  1.4

 29  Eagle Ford – Gap Band Opportunity  5 wells can be drilled in the Lower Eagle Ford (LEF) formationLEF is ~170’ thick with an average net pay thickness of 150’2 wells can be drilled in the Upper Eagle Ford (UEF), which is 80’ thick with 50’ of net pay4,000’ completed lateral lengths (21-22 frac stages @ 180’ spacing)Expected recoverable reserves are 623 MBOE (gross) per well (EHR estimates)Total net recoverable reserves could be 3.24 MMBOE(1)  Extensive Development Opportunities  At current NYMEX strip pricing, wells reach payout in just over a year Historical offset production compares to the best in the trendConocoPhillips David Reynolds well located 2 miles from Gap Band acreage has an EUR of 963 MBOESame lateral length as EHR’s wells but with fewer frac stagesDrilling and completion costs have decreased dramatically, improving per well economics  Attractive Production Profile  Projects situated in the heart of the EFS trend and surrounded by existing production unitsKarnes County area has numerous take away options for produced natural gas, either low pressure gathering or high pressure transportWet gas processing capacity is abundant and availableEnergy Transfer, DCP Midstream and Enterprise Products pipelines are located within 1-2 miles from the Gap Band Projects  Infrastructure Take Away  Estimated based on 3 proved, 2 probable wells as per NSAI June 14, 2017 reserves report plus 2 additional EFS wells.. Excludes Austin Chalk.Source: Company Data & Projections and Wall Street Research

 Howard county Mineral interests

 Howard County Minerals - Undivided Mineral Acres  31  Approximately 0.25% Royalty Interest Per Well / Current Production: ~1,404 BOE Per Day

 Appendix

 33  Appendix – Multi-Bench Eagle Ford Shale Development

 GeologyNot all rock is the same – Thorough evaluation of reservoir(s), incorporating offset operator successes and/or failures with local reservoir characteristics to high-grade horizontal targetsMapping - High-resolution structural and stratigraphic mapping required to effectively plan horizontal lateralsDrilling Proper drilling program – Select proper bits and drilling fluids for expected rock types to optimize drilling days and horizontal sectionPrecise geosteering – Tight target window to avoid high water saturation intervals (San Andres) or more ductile shale intervals (Eagle Ford)CompletionProper stimulation design – Choose proper stage spacing, number of clusters, proppant size and concentration, fluid type and pump rates to effectively stimulate different reservoir typesChange on the fly – Adjust stimulation design during job by adjusting fluid type / amount and sand concentrations to keep fracture width and height within the desired reservoir targetDesign stimulation with hydrocarbon production / artificial lift in mind – Achieve proper sand concentrations and/or use resin coated proppant to control sand flowback during productionProduction Optimize production rates – Constructive flowback on ESP to mitigate sand production issues (San Andres). Keep created fractures open to promote long life and consistent production (Eagle Ford) Constant attention – Keep production parameters within specifications to achieve lower decline rates and higher EURs  34  Appendix – Drilling, Completion and Production Optimization  Target selectionCareful geosteeringProper drilling fluids for efficient and effective drilling Current acreage : ~9,413 Net Acres   Drilling  Proper stage spacing and number of clustersProper acid / fluid selectionControl frac rate and proppant amount to better stay in zone and effectively treat the reservoir  Completion  Constructive flowback on ESPLess sand production and flowbackLess Mechanical stress on ESPLower decline ratesHigher EURs  Production  Energy Hunter go forward completion designProper execution of well development – needs to be thought out with Production and reserve objectives.Drilling to Completion to Production Too Broad – need simple pub. Diagram Drilling – target selection – careful geo-steeringCompletion – better effectively stimulate the lateralStage spacing, number of clusters, acid/fluid selection, frac rate and proper frac sand amounts.  Source: PetroBridge Energy, LLC  Key Drivers Effecting Well Performance

 35  Appendix – Peer Presentations & Completion Evolution

 36  Appendix – Proven Partners   Management has engaged a group of top-tier service providers and industry experts to ensure the utmost quality execution in all facets of the business  Founded in 19101,408 offices in 154 different countries300+ publicly traded U.S. clientsRanked 5th globally  BDO USA, LLP  Auditors  Founded in 1961#1 petroleum consulting firm for SEC reserve reportingClients include:  Netherland, Sewell & Associates, Inc.  Reserve Engineers  Founded in 1979Trusted, Reliable, RespectedClients include:  LaRoche Petroleum Consultants, Ltd.  Consulting Engineers

 37  Appendix – Contact Information  Principal Offices5005 Riverway Dr, Stuite 160Houston, TX 77056info@energyhunter.energy   Investor Relations Contact: Anthony D. AndoraPhone: (720) 317-8927aandora@energyhunter.energyDeirdre M. SanbornPhone: (214) 773-8809dsanborn@energyhunter.energy